Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Fiscal 2008 Second Quarter Results
Posts record sales and net income from continuing operations, excluding discrete tax expense

Hampton, VA, November 7, 2007 - Measurement Specialties, Inc. (NASDAQ: MEAS), a global designer and manufacturer of sensors and sensor-based systems, announced results for the three and six months ended September 30, 2007. Unless otherwise stated, fiscal 2007 and 2008 results reflect continuing operations only.

The Company reported an increase in net sales of $6.4 million or 13% to $56.5 million for the three months ended September 30, 2007, as compared to the same period last year. For the three months ended September 30, 2007, the Company reported income from continuing operations of $3.3 million, or $0.23 per diluted share, as compared to $3.4 million for the same period last year. As previously announced, included in the results for the three months ended September 30, 2007 is a $1 million discrete non-cash tax expense associated with the revaluation of the deferred tax assets due to a favorable tax rate change in Germany. Excluding this expense, income from continuing operations was $4.3 million, or $0.30 per diluted share for the three months ended September 30, 2007

For the six months ended September 30, 2007, net sales increased $13.5 million or 14% to $109.6 million as compared to the corresponding period last year. Income from continuing operations for the six months ended September 30, 2007 increased $1.2 million to $7.0 million or $0.49 per diluted share, as compared to $5.8 million or $0.40 per diluted share last year. Excluding the discrete tax expense, income from continuing operations was $8.0 million or $0.56 per diluted share for the six months ended September 30, 2007.

Frank Guidone, Company CEO commented, “Solid growth in sales and continued leverage of SGA helped to drive strong results in the quarter. Year to date sales increased 14% and net income - excluding the impact of the discrete tax expense - grew 39% over the same period last year, consistent with our FY08 guidance. Adjusted EBITDA was $19.1 million for the first six months, supporting our projected $40+ million estimate for the full fiscal year.”

Guidone continued, “We expect third quarter sales and earnings to be flat as compared to Q2 and maintain our fiscal year 2008 revenue guidance of $225 million and EPS of $1.25, excluding the impact of the discrete tax expense.”

Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

On November 7, 2007, the Company filed its Form 10-Q for the fiscal quarter ended September 30, 2007. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q filed for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, November 8, 2007 at 11:00 AM EST to answer questions regarding the second quarter results reported in our Form 10-Q for the quarter ended September 30, 2007.  US dialers: (888) 639-6205; International dialers (703) 925-2608.  Interested parties may also listen via the Internet at: www.investorcalendar.com.  The call will be available for replay for 30 days through AT&T by dialing (800) 475-6701 (US dialers); (320) 365-3844 (International dialers), and entering access code 892638, and on Investorcalendar.com

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies - including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges - to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions.  The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this issue.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Six months ended September 30,
(Amounts in thousands, except per share amounts)	2007	2006	2007	2006
Net sales	$56,462	$50,111	$109,613	$96,102
Cost of goods sold	33,101	28,815	63,368	54,244
Gross profit	23,361	21,296	46,245	41,858
Total operating expenses	16,086	15,238	32,677	30,790
Operating income	7,275	6,058	13,568	11,068
Interest expense, net	1,207	1,455	2,393	3,231
Foreign currency exchange and other expense	271	261	409	429
Income from continuing operations before minority interest and income taxes	5,797	4,342	10,766	7,408
Minority interest, net of income taxes	78	155	161	230
Income tax expense from continuing operations	2,370	808	3,543	1,370
Income from continuing operations	3,349	3,379	7,062	5,808
Discontinued operations:
Income (loss) from discontinued operations before income taxes	20	(61)	56	(32)
Income tax expense (benefit) from discontinued operations	-	(12)	6	(6)
Income (loss) from discontinued operations	20	(49)	50	(26)
Net income	$3,369	$3,330	$7,112	$5,782

Net income per common share - Basic:
Income from continuing operations	$0.24	$0.24	$0.50	$0.41
Income from discontinued operations	-	-	-	-
Net income per common share - Basic	$0.24	$0.24	$0.50	$0.41

Net income per common share - Diluted:
Income from continuing operations	$0.23	$0.24	$0.49	$0.40
Income (loss) from discontinued operations	-	(0.01)	-	-
Net income per common share - Diluted	$0.23	$0.23	$0.49	$0.40

Weighted average shares outstanding - Basic	14,318	14,096	14,303	14,075
Weighted average shares outstanding - Diluted	14,502	14,345	14,481	14,403

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2007	2007

ASSETS

Current assets:
Cash and cash equivalents	$9,673	$7,709
Accounts receivable, trade, net of allowance for
doubtful accounts of $624 and $516, respectively	36,236	34,774
Inventories, net	39,494	37,231
Deferred income taxes, net	3,642	4,718
Prepaid expenses and other current assets	3,644	3,057
Other receivables	775	420
Due from joint venture partner	1,438	1,456
Current portion of promissory note receivable	1,541	2,465
Total current assets	96,443	91,830

Property, plant and equipment, net	30,692	27,559
Goodwill	78,567	77,397
Acquired intangible assets, net	15,796	17,006
Deferred income taxes, net	8,177	8,360
Promissory note receivable, net of current portion	283	851
Other assets	1,621	1,688
Total Assets	$231,579	$224,691

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	March 31,
(Amounts in thousands)	2007	2007

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of promissory notes payable	$-	$100
Current portion of deferred acquisition obligation	2,353	1,973
Current portion of long-term debt	2,843	2,753
Current portion of capital lease obligation	809	811
Accounts payable	20,570	17,742
Accrued expenses	3,940	2,447
Accrued compensation	5,891	6,616
Income taxes payable	2,624	3,089
Other current liabilities	2,670	4,089
Accrued litigation settlement expenses	-	1,275
Total current liabilities	41,700	40,895

Revolver	35,760	42,010
Long-term debt, net of current portion	16,706	17,561
Capital lease obligation, net of current portion	1,062	1,354
Other liabilities	541	606
Total liabilities	95,769	102,426

Minority Interest	1,693	1,628

Shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 14,375,546
and 14,280,364 shares issued and outstanding, respectively	-	-
Additional paid-in capital	76,050	73,399
Retained earnings	52,609	45,497
Accumulated other comprehensive income	5,458	1,741
Total shareholders' equity	134,117	120,637
Total liabilities, minority interest and shareholders' equity	$231,579	$224,691

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three months ended		Six months ended
	September 30,		September 30,
	2007	2006	2007	2006

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock option and lititgation settlement expense)

Income from Continuing Operations	$3,349	$3,379	$7,062	$5,808
Add Back:
Interest	1,207	1,455	2,393	3,231
Income Taxes	2,370	808	3,543	1,370
Depreciation and Amortization	2,214	2,412	4,447	4,692
Option Expense under SFAS 123R	820	624	1,633	1,203

Adjusted EBITDA	$9,960	$8,678	$19,078	$16,304
As % of Net Sales	17.6%	17.3%	17.4%	17.0%

SGA Reconciliation

Reported Operating Expense	$16,086	$15,238	$32,677	$30,790
Amortization of Acquired Intangibles	740	1,132	1,547	2,150
Option Expense under SFAS 123R	820	624	1,633	1,203
Sales, General & Administrative (SG&A)	$14,526	$13,482	$29,497	$27,437
As % of Net Sales	25.7%	26.9%	26.9%	28.5%

Proforma Income from Continuing Operations
Income from continuing operations - reported	$3,349	$3,379	$7,062	$5,808
Discrete tax expense associated with tax law change in Germany	997		997
Income from Continuing Operations before discrete tax adjustment	$4,346	$3,379	$8,059	$5,808
Change from prior year	29%		39%
Per diluted share	$0.30	$0.24	$0.56	$0.40

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures are important supplemental information to investors.

The financial information accompanying this press release includes the company’s earnings before interest, taxes, depreciation, amortization and stock option expense, or “Adjusted EBITDA.” This number is derived by adding interest, taxes, depreciation, amortization and stock option expense to the Company’s net income from continuing operations. The company believes that this information is important to investors because is provides a financial measure that is more representative of the cash flow of the company, excluding non-cash expenses and items such as taxes and interest, which vary greatly period to period. This release also includes operating margin before the expense of amortization and option expense, or “Adjusted Operating Margin.” The company believes that this measure is important to investors because it more accurately represents the leverage effect of fixed expenses given our rapid growth in sales.

These non-GAAP financial measures are used in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliation’s to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

******End of Press Release*****

Measurement Specialties Inc.    •    1000 Lucas Way    •    Hampton, VA 23666    •    www.meas-spec.com